                                NGC CORPORATION,

                           THE SUBSIDIARY GUARANTORS

                                  NAMED HEREIN

                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,

                                    TRUSTEE


                                _______________


                          FIFTH SUPPLEMENTAL INDENTURE

                         Dated as of September 30, 1997


                                ________________



                    Supplementing and Amending the Indenture
                                  dated as of
                               December 11, 1995

     THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of September 30, 1997, is among NGC Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, the Subsidiary Guarantors parties hereto (the "Subsidiary Guarantors") and The First National Bank of Chicago, a national banking association, as Trustee (herein called the "Trustee"). Any capitalized term used in this Third Supplemental Indenture and not defined herein shall have the meaning specified in the Original Indenture (as defined below).

                            RECITALS OF THE COMPANY

     The Company and each of the Initial Subsidiary Guarantors heretofore have made, executed and delivered to the Trustee an Indenture dated as of December 11, 1995 (the "Original Indenture") to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), to be issued in one or more series as provided in the Original Indenture.

     The Company's obligations under the Original Indenture and the Securities are guaranteed by the Subsidiary Guarantors.

     The Company has duly authorized and issued a series of $150,000,000 aggregate principal amount of its 6 3/4% Senior Notes due December 15, 2005 (the "Notes") as Securities pursuant to the Original Indenture.

     Pursuant to a First Supplemental Indenture dated as of August 31, 1996 (the "First Supplemental Indenture"), (i) Warren Petroleum Company, Limited Partnership, a Delaware limited partnership ("Warren Petroleum"), (ii) WPC LP, Inc., a Delaware corporation ("WPC"), and (iii) WTLPS, Inc., a Delaware corporation ("WTLPS"), each became an Additional Subsidiary Guarantor.

     Pursuant to a Second Supplemental Indenture dated as of October 11, 1996 (the "Second Supplemental Indenture"), Electric Clearinghouse, Inc. ("ECI") became an Additional Subsidiary Guarantor.

     Pursuant to a Third Supplemental Indenture dated as of April 23, 1997 (the "Third Supplemental Indenture"), (i) Warren Petroleum was reclassified as an Initial Subsidiary Guarantor rather than an Additional Subsidiary Guarantor,
(ii) Warren Energy Resources, Limited Partnership, Warren Gas Marketing, Inc., Warren NGL Pipeline Company, Kansas Gas Supply Corporation, Warren Intrastate Gas Supply, Inc., NGC Great Britain Ltd., NGC Canada, Inc. and NGC Futures, Inc. were each reclassified as Additional Subsidiary Guarantors rather than Initial Subsidiary Guarantors and (iii) NGC Storage, Inc., HUB Services, Inc. and NGC Anadarko Gathering Systems, Inc. were permanently released as guarantors of the Securities. In addition, the names of certain Subsidiary Guarantors were changed in the Third Supplemental Indenture.

     Pursuant to a Fourth Supplemental Indenture dated as of June 30, 1997 (the "Fourth Supplemental Indenture"), Destec Energy, Inc. ("Destec") became an Additional Subsidiary Guarantor.

     Section 901(11) of the Original Indenture provides that under certain conditions, the Company, the Subsidiary Guarantors and the Trustee may, without the consent of any Holders of Securities, from time to time and at any time, enter into an indenture or indentures supplemental thereto, for the purpose of releasing an Additional Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 1506 of the Original Indenture, as supplemented and amended.

     The Original Indenture, as so supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, and this Fifth Supplemental Indenture, being sometimes referred to herein as the "Indenture".

     It is deemed necessary and desirable to supplement and amend the Original Indenture in accordance with Section 901 of the Indenture to permanently release NGC Futures, Inc.; Electric Clearinghouse, Inc.; Kansas Gas Supply Corporation; NGC Great Britain Ltd.; NGC Canada, Inc.; Warren Gas Marketing, Inc.; Warren Intrastate Gas Supply, Inc.; Warren NGL Pipeline Company; WPC LP, Inc.; and WTLPS, Inc. as guarantors of the Securities.

     The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that this Fifth Supplemental Indenture has been duly authorized and executed by the Company and the Subsidiary Guarantors.

     All things necessary to make this Fifth Supplemental Indenture and the Original Indenture a valid agreement of the Company and each of the Subsidiary Guarantors, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities (together with the related Subsidiary Guarantees) by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof (together with the related Subsidiary Guarantees), as follows:

                                  ARTICLE ONE

                         MODIFICATION OF THE INDENTURE

     Section 1.1. Amendment to Section 205 of the Indenture. The signature block containing the names of the Subsidiary Guarantors at the end of Section 205 is hereby amended in its entirety to read as follows:

                         NATURAL GAS CLEARINGHOUSE
                           By: Clearinghouse Holdings, Inc., its general partner
                         WARREN NGL, INC.
                         WARREN ENERGY RESOURCES, LIMITED PARTNERSHIP
                           By: Warren Energy, Inc., its general partner
                         WARREN GAS LIQUIDS, INC.
                         NGC OIL TRADING AND TRANSPORTATION, INC.
                         WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
                           By: Warren Petroleum GP, Inc., its general partner
                         DESTEC ENERGY, INC.


                         By _____________________________


                                  ARTICLE TWO

                          ADDITIONAL REPRESENTATIONS
                         AND COVENANTS OF THE COMPANY
                         AND THE SUBSIDIARY GUARANTORS

     SECTION 2.1 AUTHORITY OF THE COMPANY. The Company represents and warrants that it is duly authorized by a resolution of the Board of Directors to execute and deliver this Fifth Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Fifth Supplemental Indenture has been duly and effectively taken.

     SECTION 2.2 AUTHORITY OF SUBSIDIARY GUARANTORS. Each of the Subsidiary Guarantors represents and warrants that it is duly authorized by a resolution of its respective Board of Directors to execute and deliver this Fifth Supplemental Indenture, and all corporate action on the part of each required for the execution and delivery of this Fifth Supplemental Indenture has been duly and effectively taken.

     SECTION 2.3 RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this Fifth Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

                                 ARTICLE THREE

                             CONCERNING THE TRUSTEE

     SECTION 3.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trust hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, to all of which the Company, Subsidiary Guarantors and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

     SECTION 3.2 RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this Fifth Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Fifth Supplemental Indenture.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

     SECTION 4.1 RELATION TO THE INDENTURE. The provisions of this Fifth Supplemental Indenture shall be deemed to be effective immediately upon the execution and delivery hereof. This Fifth Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provision thereof, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture. The Original Indenture as so supplemented shall be read, taken and construed together as one instrument.

     SECTION 4.2 COUNTERPARTS OF FIFTH SUPPLEMENTAL INDENTURE. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 4.3 GOVERNING LAW. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the day and year first above written.

                         COMPANY

                         NGC CORPORATION


                         By:
                            Robert D. Doty, Jr.
                            Vice President and Treasurer


                         SUBSIDIARY GUARANTORS

                         NATURAL GAS CLEARINGHOUSE
                              By: Clearinghouse Holdings, Inc., its general
                                  partner
                         WARREN NGL, INC.
                         WARREN ENERGY RESOURCES, LIMITED     PARTNERSHIP
                              By: Warren Energy, Inc., its general partner
                         WARREN GAS LIQUIDS, INC.
                         NGC OIL TRADING AND TRANSPORTATION, INC.
                         WARREN PETROLEUM COMPANY, LIMITED PARTNERSHIP
                              By:  Warren Petroleum G.P., Inc., its general
                                   partner
                         DESTEC ENERGY, INC.


                         By: _____________________________
                            Robert D. Doty, Jr.
                            Vice President and Treasurer

                              TRUSTEE

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By
                                    Name:
                                    Title: